Exhibit (9)(c)
FORM OF SCHEDULE II
     THIS REVISED EXHIBIT A, dated as of [____ __], 2011, is Schedule II to that certain Custody Agreement dated as of February __, 2011 between the BANK OF NEW YORK MELLON and HIGHLAND FUNDS II. This Schedule II is revised for the addition of Highland Trend Following Fund and shall supersede all previous forms of this Schedule II.
PORTFOLIOS
     Highland U.S Equity Fund (f/k/a GE U.S. Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Tax-Exempt Fund (f/k/a GE Tax-Exempt Fund)
Class A
Class B
Class C
Class Y
     Highland Short-Term Govt Fund (f/k/a GE Short-Term Govt Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Fixed Income Fund (f/k/a GE Fixed Income Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Global Equity Fund (f/k/a GE Global Equity Fund)
Class A
Class B
Class C
Class Y
Class R

     Highland International Equity Fund (f/k/a GE International Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Premier Growth Equity Fund (f/k/a GE Growth Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Money Market Fund II (f/k/a GE Money Market Fund)
Class A
Class B
Class C
Institutional Class
     Highland Government Securities Fund (f/k/a GE Government Securities Fund)
Class A
Class B
Class C
     Highland Small-Cap Value Equity Fund (f/k/a GE Small-Cap Value Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Core Value Equity Fund (f/k/a GE Core Value Equity Fund)
Class A
Class B
Class C
Class Y
Class R
     Highland Total Return Fund (f/k/a GE Total Return Fund)
Class A
Class B
Class C
Class Y
Class R

     Highland Trend Following Fund
Class A
Class C
Class Y
Class R

THE BANK OF NEW YORK MELLON
By:
Name:
Title:

Agreed: HIGHLAND FUNDS II
By:
Name:
Title: